                                  [LETTERHEAD]

                                             February 25, 2002

Via Facsimile and U.S. Mail

Mr. Nasim Khan
Avnet, Inc.
8700 South Price Road
Tempe, AZ 85284

                  RE:      PROMISSORY NOTE MODIFICATION

Dear Mr. Khan:

         Reference is made to that certain Promissory Note from CyberCare Technologies, Inc., a Georgia corporation ("CyberCare"), to Avnet Computer Marketing Group, a division of Avnet, Inc. ("Avnet"), dated August 7, 2001, in the principal amount of $600,000 (the "Note"). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note.

         This letter will confirm that, notwithstanding any provision to the contrary in the Note, Avnet and CyberCare have agreed that all remaining amounts due under the Note, including, but not limited to, outstanding principal, interest and costs incurred by Avnet shall be payable by CyberCare under the following terms and conditions:

         a. On or before March 1, 2002 (the "Effective Date"), CyberCare shall pay to Avnet, or its agent, $25,000 by bank check or wire transfer for collection costs incurred by Avnet (the "Cash");

         b. On or before March 8, 2002, CyberCare shall provide to counsel for Avnet (the "Escrow Agent") such number of shares of common stock, $.0025 par value per share, of CyberCare, Inc., a Florida corporation and parent to CyberCare (the "Parent"), as are equal in value to $208,000, based on a share price of $.50 per share (the "Shares"), which Shares shall be issued in Avnet's name in restricted form. The Shares shall be included in a registration statement appropriate for such securities filed by the Parent with the United States Securities and Exchange Commission within 90 days following the Effective Date and the registration statement shall be effective within 120 days following the Effective Date (the "Registration Statement"). Avnet agrees to cause the Escrow Agent to deposit the Shares into a brokerage account of a reputable and licensed securities brokerage business (the "Broker") for the benefit of Avnet, to hold, safeguard, sell and/or disburse the Shares pursuant to the terms and conditions hereof.

Mr. Nasim Khan
February 25, 2002
Page 2 of 4


         c. Prior to the effectiveness of the Registration Statement, Avnet shall cause the Escrow Agent to cause the Broker to refrain from selling, assigning, transferring, encumbering or hypothecating the Shares or from taking any other action other than holding and safeguarding the Shares. Prior to the effectiveness of the Registration Statement and continuing through the "Sale Transaction Period" (defined below) Avnet shall insure that neither the Escrow Agent, nor the Broker's nor Avnet shall use the Shares for any form of hedging or short selling.

         d. Prior to the effectiveness of the Registration Statement, CyberCare may, at its sole option, elect to pay to Avnet either: (i) $204,000 by bank check or wire transfer, provided that such funds are received by Avnet on or prior to 45 days following the Effective Date; or (ii) $208,000 by bank check or wire transfer, provided that such funds are received by Avnet on or prior to 90 days following the Effective Date (the "Optional Cash Payment"). If CyberCare shall elect to make the appropriate Optional Cash Payment prior to the effectiveness of the Registration Statement, Avnet shall cause the Escrow Agent to cause the Broker to return to CyberCare all of the Shares within five (5) business days following the Optional Cash Payment.

         e. If CyberCare does not elect to make the Optional Cash Payment in accordance with this letter, then, subject to the sale restrictions on the Shares described below, following the effectiveness of the Registration Statement, Avnet shall be entitled to cause the Escrow Agent to cause the Broker to sell, through one or more transactions, for Avnet's benefit, such number of Shares as are equal in value to $208,000, based on the closing price per share of the Shares on the Nasdaq National Market (or such other principal trading exchange or market for the Shares at the time of sale) on the date(s) of such sale(s), respectively (such sales are collectively referred to as the "Sale Transaction"). Notwithstanding the foregoing, neither Avnet, nor the Escrow Agent nor the Broker shall be entitled to sell more than 100,000 of the Shares in any week during the "Sale Transaction Period" (as defined below) unless, in CyberCare's reasonable determination, market conditions would support such Sale Transaction without depressing the price for such Shares.

         f. If, during the period immediately following the effectiveness of the Registration Statement and continuing for six (6) weeks following the effectiveness of the Registration Statement (the "Sale Transaction Period") all of the Shares are sold pursuant to the Sales Transaction AND the collective gross proceeds of such sales do not equal at least $208,000, then CyberCare shall pay Avnet in cash, within five (5) business days of written notification from Avnet sent within thirty (30) days following the expiration of the Sale Transaction Period, the difference between the gross proceeds of the Sale Transaction and $208,000 (the "Deficiency Payment").

Mr. Nasim Khan
February 25, 2002
Page 3 of 4


         g. If Shares equal in value to less than $208,000 have been sold during the Sale Transaction Period AND there remain additional unsold Shares at the expiration of the Sale Transaction Period, then Avnet shall not be entitled to any Deficiency Payment from CyberCare, but shall be entitled to retain the remaining number of unsold Shares, free and clear of any restriction on the subsequent sale or transfer of such remaining Shares.

         h. With respect to Shares sold pursuant to the Sales Transaction, and subject to the foregoing terms and conditions, Avnet shall be entitled to retain for its own benefit, all proceeds of such sales of the Shares; provided, however, Avnet shall cause the Escrow Agent to cause the Broker to return to CyberCare, within five (5) business days following the date on which the Sales Transaction yields net proceeds equal to or in excess of $208,000, all remaining Shares having a value in excess of $208,000. Avnet or its agent shall be responsible for all brokerage fees, legal fees, commissions and other costs and expenses incident to or incurred in connection with the Sale Transaction.

         Upon satisfaction by CyberCare of the obligations of payment described in this letter, all of CyberCare's obligations under the Note shall be deemed fully performed and completely satisfied, whereupon Avnet agrees to promptly return the Note to CyberCare with a letter confirming such satisfaction of obligations.

         The terms of the Note not modified by the terms of this letter shall continue in force and effect between the parties. The Parent shall be an intended third-party beneficiary of the obligations and duties owing to CyberCare under the terms of this letter.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Mr. Nasim Khan
February 25, 2002
Page 4 of 4


         Please confirm your agreement with the foregoing by signing a copy of this letter in the place provided below and returning it to my attention. If you have any questions, do not hesitate to contact me.

                                   Sincerely,

                                   CYBERCARE TECHNOLOGIES, INC.


                                   By:
                                      ------------------------------------
                                            Arthur Kobrin ,Treasurer


                                   CYBERCARE, INC. (AS TO PARAGRAPH b)


                                   By:
                                      ------------------------------------
                                      Arthur Kobrin, Senior Vice President

cc:      Joseph Forte
         Daniel W. Bivins, Jr.
         Rodger L. Hochman, Esq.


ACCEPTED AND AGREED THIS
_____ DAY OF ___________________, 2002

AVNET COMPUTER MARKETING GROUP,
a division of AVNET, INC.


By:
    -------------------------------------
Name:
      -----------------------------------
Its:
     ------------------------------------

[ESCROW AGENT]


By:
    -------------------------------------
Name:
      -----------------------------------
Its:

     ------------------------------------

                                     ~AVNET



March 5, 2002

Cybercare
2500 Quantum Lake Dr. Ste 1000
Boynton Beach, FL 33426

Dear Mr. Arthur Cobrin,

         In regard to the agreement to accept Cyber-Care stock to repay the OUTSTANDING balance owed Avnet of Referred to IN "the Agreement" please have stock issued in the name of our agent, H. P. and Associates, Inc. Thank you for your cooperation,

Sincerely,



Nasim Khan
Dir. Of Credit and Collection